EXHIBIT 5.1

August 6, 2009

The Board of Directors of
Standard Motor Products, Inc.
37-18 Northern Boulevard
Long Island City, New York 11101
(718) 392-0200

Ladies and Gentlemen:

We have acted as counsel to Standard Motor Products, Inc., a New York corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), for the registration of the sale from time to time of up to $75,000,000 aggregate maximum offering price of: (i) shares of common stock, par value $2.00 per share, of the Company (the "Common Stock"); (ii) shares of preferred stock, par value $20.00 per share, of the Company (the "Preferred Stock"); (iii) debt securities issued by the Company (the "Debt Securities"), which may be issued pursuant to one or more indentures, including supplemental indentures (the "Indenture") between the Company and a trustee to be named; (iv) warrants (the "Warrants") to purchase Common Stock, Preferred Stock and/or Debt Securities; (v) depositary shares (the "Depositary Shares") which represent a fractional interest in a share of a particular series of Preferred Stock, to be evidenced by depositary receipts issued pursuant to a deposit agreement (the "Deposit Agreement");  (vi) purchase contracts (the "Purchase Contracts") for the purchase of a specified number of shares of Common Stock or other securities; and (vii) units (the "Units") consisting of Common Stock, Preferred Stock, Debt Securities and/or Warrants. The Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Depositary Shares, the Purchase Contracts and the Units are hereinafter referred to collectively as the “Securities.”  As such counsel, you have requested our opinion as to the matters described herein relating to the issuance of the Securities contemplated by the Registration Statement.

We have examined and relied upon: the Restated Certificate of Incorporation and Restated By-Laws of the Company, in each case as amended and restated through the date hereof; minutes of the corporate proceedings of the Company through the date hereof, in each case as made available to us by officers of the Company; an executed copy of the Registration Statement and all exhibits thereto in the form filed with the Commission; and such matters of law deemed necessary by us in order to deliver this opinion. In the course of our examination, we have assumed that all documents required to be duly authorized, executed and delivered by a party or parties other than the Company have been duly authorized, executed and delivered by such party or parties. In addition, we have assumed the genuineness of all signatures, the authenticity of all originals, the conformity to originals of all copies, the authenticity of the originals of such copies and the legal capacity of all natural persons. As to certain factual matters, we have relied upon information furnished to us by officers of the Company.

We express no opinion with respect to the enforceability of any agreement, contract or document or any provision thereof: (i) to the extent that such enforceability may be subject to, or affected by, applicable bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent transfer or conveyance or similar state or federal laws, judicially developed doctrines affecting the rights and remedies of creditors generally or general principles of equity (including commercial reasonableness, good faith and fair dealing and the requirement that the right, remedy or penalty sought be proportionate to the breach, default or injury), regardless of whether enforceability is sought in a proceeding at law or in equity; (ii) providing for specific performance, injunctive relief or other equitable remedies (including any provision that limits the availability of such equitable remedies), regardless of whether such enforceability is sought in a proceeding in equity or at law; (iii) providing for indemnification and contribution, which provisions may be limited by federal and state securities laws or policies underlying such laws; (iv) requiring any waiver of stay or extension laws, diligent performance or other acts that may be unenforceable under principles of public policy; (v) to the extent that such enforceability may be subject to, or affected by, compliance with, and limitations imposed by, procedural requirements relating to the exercise of remedies; or (vi) providing for a choice of law, jurisdiction or venue (and we have assumed that such provisions will be enforced).

We express no opinion concerning any law of any jurisdiction other than (i) the law of the State of New York and (ii) the federal laws of the United States of America. Without limiting the foregoing, we express no opinion with respect to the applicability or the effect of the laws of any other country, province, state, municipality or jurisdiction or any rules, regulations or orders of any governmental or regulatory authorities, bodies or agencies within any country, province, state, municipality or jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that:

1.            When necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of shares of Common Stock, and when such shares of Common Stock are issued, paid for and delivered in accordance with the applicable underwriting or other agreement, such shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

2.           When necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of shares of a series of Preferred Stock, including the designation of the rights and preferences of such series of Preferred Stock, by the Board of Directors of the Company in accordance with the New York Business Corporation Law, and the proper filing with the Department of State of the State of New York of a Certificate of Amendment relating to such series of Preferred Stock has been effected, and when such shares of such series of Preferred Stock are issued, paid for and delivered in accordance with the applicable underwriting or other agreement, such shares of such series of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

3.           When a proper Indenture has been qualified under the Trust Indenture Act of 1939, as amended, when necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of a series of Debt Securities, including authorization thereof in accordance with the Indenture, and when the Indenture has been duly executed and delivered and such Debt Securities, have been duly executed, authenticated, issued, paid for and delivered in accordance with the Indenture and the applicable underwriting or other agreement, such Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms.

4.           When necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of a series of Depositary Shares, when the Deposit Agreement has been duly executed and delivered and such Depositary Shares have been duly executed, authenticated, issued, paid for and delivered in accordance with the Deposit Agreement and the applicable underwriting or other agreement and when the relevant shares of a series of Preferred Stock have been duly authorized, issued, paid for and delivered thereunder, such Depositary Shares will be valid and binding instruments of the Company, enforceable in accordance with their terms.

5.           When necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of Warrants, when a warrant agreement has been duly executed and delivered and such Warrants have been duly executed, authenticated, issued, paid for and delivered in accordance with such warrant agreement and the applicable underwriting or other agreement, such Warrants will be valid and binding instruments of the Company, enforceable in accordance with their terms.

6.           When necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of Purchase Contracts, when a purchase contract agreement, pledge agreement and such Purchase Contracts, as applicable, have been duly executed, authenticated, issued, paid for and delivered in accordance with such purchase contract agreement and the applicable pledge or other agreement and when the relevant Purchase Contacts have been duly authorized, issued, paid for and delivered thereunder, such Purchase Contracts will be valid and binding instruments of the Company, enforceable in accordance with their terms.

7.           When necessary corporate action on the part of the Company has been taken to authorize the issuance or sale of Units, when a unit agreement and the securities underlying such Units, as applicable, have been duly executed, authenticated, issued, paid for and delivered in accordance with such unit agreement and the applicable underwriting or other agreement and when the Units have been duly authorized, issued, paid for and delivered thereunder, such Units be valid and binding instruments of the Company, enforceable in accordance with their terms.

In connection with our opinions expressed above, we have assumed that, at or prior to the time of the delivery of any Security, (i) the Board of Directors shall have duly established the terms of such Security and duly authorized the issuance and sale thereof and such authorization shall not have been modified or rescinded; (ii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; (iii) there shall not have occurred any change in law affecting the validity or enforceability of such Security; and (iv) none of the terms of any Security to be established subsequent to the date hereof nor the issuance and delivery thereof or the compliance by the Company with the terms thereof will violate any law or will result in a violation of any provision of any contract, agreement or instrument then binding upon the Company or any restriction imposed by any court or any governmental or regulatory authority, agency or body having jurisdiction over the Company.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to it in the prospectus included therein under the caption "Legal Matters." In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purposes or relied upon by or furnished to any other person without our prior written consent. We have no obligation to update this opinion for events or changes in law or fact occurring after the date hereof.

Very truly yours,

KELLEY DRYE & WARREN LLP

/s/ Kelley Drye & Warren LLP